Exhibit 99.3

RATNER, MILLER, SHAFRAN SHAREHOLDERS AGREEMENT

THIS AGREEMENT is made by and among the undersigned persons (“Shareholders”).

WHEREAS, the undersigned persons are currently limited partners of RMS, Limited Partnership, an Ohio limited partnership (“RMS”);

WHEREAS, pursuant to a resolution of the general partners of RMS, RMS intends to distribute a fixed number of Class B common shares of Forest City Enterprises, Inc., an Ohio corporation (“Company”) now owned by RMS to its partners, and the undersigned expect to receive Class B shares as a result of such distribution (all of said shares so received, but not other Class B common shares of the Company that may now or hereafter be owned by a Shareholder, are referred to herein as the “Class B Shares”);

WHEREAS, the Shareholders are willing to enter into this Agreement for the purpose of restricting the transfer and governing the voting of the Class B Shares and the Shareholders acknowledge that the distribution of the Class B Shares from RMS is conditioned upon the Shareholders entering into this Agreement; and

NOW, THEREFORE, in consideration of the mutual agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, each Shareholder hereby irrevocably agrees as follows.

Section 1. Effectiveness. The provisions of this Agreement shall become effective upon the date that the Class B Shares are distributed from RMS to the Shareholders.

Section 2. Restrictions on Transfer; Conversion; Pledge; Insolvency.

(a) Restrictions on Transfer. Each Shareholder covenants and agrees that such Shareholder will not, directly or indirectly, sell, transfer, distribute (including a distribution by a trust, partnership or other entity), donate, assign, appoint or otherwise dispose of any Class B Shares owned by such Shareholder, of record or beneficially, whether voluntarily or involuntarily, except in accordance with and subject to the terms of this Agreement.

(b) Restrictions on Conversion. Except as otherwise agreed to by the general partners of RMS, each Shareholder covenants and agrees that such Shareholder may convert Class B Shares into Class A shares of the Company only as provided in Section 2(d) or Section 6 hereof.

(c) Pledges Prohibited. Each Shareholder covenants and agrees that such Shareholder will not, directly or indirectly, pledge, hypothecate or otherwise encumber any Class B Shares that are subject to the terms and conditions of this Agreement.

(d) Consequences of Insolvency. In the event of any insolvency, receivership, bankruptcy or assignment for the benefit of creditors of any Shareholder, any filing of a petition of bankruptcy by or against any Shareholder, or the commencement of any other proceeding by or against a Shareholder under any bankruptcy, reorganization or insolvency law, then the Class B Shares owned by such Shareholder at the date of any such event shall be deemed to be offered for sale pursuant to Section 3 hereinbelow. In the event, and to the extent, any of such Shareholder’s Class B Shares are not purchased pursuant to such Section 3, such Class B Shares shall be converted into an equivalent value of Class A common shares of the Company.

Section 3. Right to Purchase.

(a) Notice. Except as provided in Section 7 hereof, each Shareholder who intends to sell, transfer, distribute (including a distribution by a trust, partnership or other entity), donate, assign, appoint or otherwise dispose of any Class B Shares or any interest in Class B Shares owned of record or beneficially by such Shareholder, whether voluntarily or involuntarily, (an “Offeror”) shall give each other Shareholder (collectively, the “Optionees”) written notice (the “First Notice”):

(i) stating the Offeror’s intention to transfer or donate Class B Shares or interests therein;

(ii) stating the total number of Class B Shares or interests therein to be sold or donated (the “Offered Shares”);

(iii) stating the identity of the proposed transferee or donee and the terms and manner of the proposed transfer or donation; and

(iv) offering to sell the Offered Shares to the Optionees in the order, on the terms and subject to the conditions provided in this Agreement.

(b) Priority. The Optionees shall have the right to purchase the Offered Shares (the “Purchase Right”) in the following order of priority:

(i) First, the other Shareholders belonging to the same “Family Branch” as the Offeror (as defined in Section 8.1 of the RMS, Limited Partnership agreement dated March 29, 1985, as amended) (the “First Optionees”) shall have the right to purchase all the Offered Shares, and such purchases may be made in the proportion that the respective holdings of Class B Shares by each such First Optionee bears to the aggregate holdings of Class B Shares subject to this Agreement by all such First Optionees. Those First Optionees who purchase their full allotment of Offered Shares shall have a further right to purchase any Offered Shares not purchased by the other First Optionees, in such amounts as may be specified by them in the notice described in Section 4(a) hereof; provided that if the amounts so specified exceed the amount of remaining Offered Shares, each such Optionee shall be entitled to purchase a proportionate number of the remaining Offered Shares, in accordance with the proportion that the Offered Shares specified for purchase by such Optionee bears to the total number of Offered Shares specified for purchase by all First Optionees; and

(ii) Second, the Shareholders belonging to Family Branches other than that of the Offeror (the “Second Optionees”) shall have the right to purchase any Offered Shares not purchased by the First Optionees, and such purchases may be made in the proportion that the respective holdings of Class B Shares by each such Second Optionee bears to the aggregate holdings of Class B Shares subject to this Agreement by all such Second Optionees. Those Second Optionees who purchased their full allotment of Offered Shares shall have a further right to purchase any Offered Shares not purchased by the other Second Optionees, in such amounts as may be specified by them in the notice described in Section 4(b) hereof; provided that if the amounts so specified exceed the amount of remaining Offered Shares, each such Optionee shall be entitled to purchase a proportionate number of the remaining Offered Shares, in accordance with the proportion that the Offered Shares specified for purchase by such Optionee bears to the total number of Offered Shares specified for purchase by all Second Optionees.

Section 4. Procedures for Exercise of Purchase Rights.

(a) First Notice Period. Each First Optionee shall have two days from receipt of the First Notice to give written notice to the Offeror or his designee (with a copy thereof to each Shareholder) stating that such First Optionee irrevocably elects to exercise such Optionee’s Purchase Right, indicating the number of the Offered Shares subject to such Purchase Right that such Optionee will purchase, and designating the number of additional Class B Shares such Optionee would be willing to purchase if less than all of the Offered Shares are purchased by the other First Optionees.

(b) Second Notice Period. If any Offered Shares have not been purchased by the First Optionees, then on the day following the end of the two day exercise period described in (a) above the Offeror shall give written notice (the “Second Notice”) to the Second Optionees stating the number of Offered Shares that the First Optionees have not purchased and containing the offer to sell such Offered Shares in accordance with this Agreement. By the end of the next day each Second Optionee shall give written notice to the Offeror or his designee (with a copy thereof to each Shareholder) stating that such Optionee irrevocably elects to exercise such Optionee’s Purchase Right, indicating the number of the Offered Shares subject to such Purchase Right that such Optionee will purchase, and designating the number of additional Offered Shares such Optionee would be willing to purchase if less than all of the Offered Shares are purchased by the Second Optionees.

(c) Waiver of Purchase Right. Regardless of the circumstances, any Optionee who fails during the periods specified above to given written notice of exercise of such Optionee’s Purchase Right shall be deemed to have waived such Purchase Right with respect to the Offered Shares.

(d) Fractional Class B Shares. If the number of Class B Shares to which any Optionee shall have a Purchase Right shall include fractions, the Purchase Right of such Optionee shall relate to that number of Class B Shares determined, to the extent possible, by considering any fractional Share which is equal to or more than one-half as a whole Share and by disregarding all fractional Class B Shares less than one-half Share; provided that if any whole Class B Shares remain unsold, such Class B Shares shall be allocated by the Offeror in the Offeror’s sole discretion for purchase by any Optionee.

Section 5. Purchase Price; Closing.

(a) Purchase Price. The purchase price to be paid to the Offeror for each of the Offered Shares being purchased by any Optionee shall be paid either in cash, or in-kind with Class A common Shares of the Company, and shall be equal to the lesser of (i) the closing price of a Class B Share on the day the First Notice is sent, or (ii) the price (if any) set forth in the First Notice.

(b) Closing. Unless otherwise agreed by the parties, the Closing for the sale of the Offered Shares shall be not later than 4 days following the date of the last of the First or Second Notices, as the case may be (the “Closing Date”), at the offices of RMS Management Co. or its successor-in-interest (hereinafter “Management Co.”) or at such other time and location agreed upon in writing by the Optionees and the Offeror.

(c) Deliveries at Closing. Unless otherwise agreed by the parties, on the Closing Date, (i) the Offeror shall deliver the Offered Shares to be purchased free and clear of all pledges, liens, security interests, encumbrances, claims or equities of others or restrictions on transfer (other than the restrictions imposed by this Agreement or by applicable law), and the certificates (if any) for such Offered Shares shall be duly endorsed in blank, or have appropriate, duly executed blank stock transfer powers attached, with signatures guaranteed by a commercial bank or trust company or a member firm of a national securities exchange and all requisite stock transfer tax stamps attached or provided for, and (ii) the Optionees shall pay the Purchase Price to the Offeror by certified or official bank check or checks, or the requisite number of shares of Class A common shares registered in the name of the Offeror.

Section 6. Right of Offeror to Transfer or Donate Unsold Class B Shares After Conversion into Class A Common Shares. If, after satisfaction by the Offeror of the requirements of Sections 3 and 4, any Offered Shares remain unsold, the Offeror may elect to retain such unsold Offered Shares. If, however, after satisfying such requirements, the Offeror elects to sell, transfer, distribute (including a distribution from a trust, partnership or other entity), assign, donate, appoint or otherwise dispose of such Offered Shares, then the Offeror may sell, transfer, distribute, or assign such Offered Shares on whatever terms and at whatever price, or donate, appoint or otherwise dispose of such Offered Shares in whatever manner the Offeror wishes, without any further compliance by the Offeror or any transferee with the provisions of this Agreement (which provisions will continue to apply, however, to any other Class B Shares owned of record or beneficially by the Offeror); provided that if the Offeror had included in the First Notice such Offeror’s intention to sell, transfer, distribute, assign, donate, appoint or otherwise dispose of the Offered Shares to a specific person, then such Offered Shares shall be sold, transferred, distributed, assigned, donated, appointed or otherwise disposed of to such person on the terms and in the manner indicated in the First Notice; AND PROVIDED FURTHER, IN ALL EVENTS, THE OFFEROR, PRIOR TO ANY SALE, TRANSFER, DISTRIBUTION (INCLUDING A DISTRIBUTION FROM A TRUST, PARTNERSHIP OR OTHER ENTITY), ASSIGNMENT, DONATION, APPOINTMENT OR OTHER DISPOSITION OF THE OFFERED SHARES SHALL FIRST CONVERT SUCH OFFERED SHARES INTO CLASS A COMMON SHARES OF THE COMPANY AND SELL, TRANSFER, DISTRIBUTE, ASSIGN, DONATE, APPOINT OR OTHERWISE DISPOSE OF ONLY THE CLASS A COMMON SHARES. Notwithstanding the foregoing, if the Offeror fails to complete such sale, transfer, distribution, assignment, donation, appointment or other disposition within ninety days after the date of mailing of the last of the First or Second Notices, as the case may be, such Offeror may not thereafter sell, transfer, distribute, assign, donate, appoint or otherwise dispose of such Offered Shares without again complying with the provisions of this Agreement.

Section 7. Excepted Transfers.

(a) Notwithstanding the other provisions of this Agreement, a Shareholder may sell, transfer, distribute (including a distribution by a trust, partnership or other entity), donate, assign, appoint or otherwise dispose of Class B Shares to a “Permitted Transferee”, voluntarily or involuntarily, without causing a Purchase Right to arise under Section 3 in favor of any person and without causing a conversion under Section 6 of Class B Shares into Class A common shares of the Company.

(b) “Permitted Transferee” of a person means any other Shareholder or any member of any Family Branch or any “Charity” (defined below), but shall not include a trust the terms of which permit persons who are not members of one or more Family Branches, or who are not approved by the General Partners of RMS, to (i) vote or direct the voting of Class B Shares held by such trust, or (ii) direct the distribution of Class B Shares held by such trust to any person other than a Permitted Transferee of the creator of the trust.

(c) Each Permitted Transferee shall hold Class B Shares subject to all the terms and conditions of this Agreement. Each Permitted Transferee shall execute a written instrument acknowledging (i) receipt of a copy of this Agreement; and (ii) the obligation to comply with and be bound by it. Such Permitted Transferee shall be bound hereby, even absent the execution of such written instrument, by reason of acceptance of the transfer of such Class B Shares.

(d) For purposes of this Agreement, the term “Charity” shall mean any entity described in Section 501(c)(3) of the Internal Revenue Code (i) which is controlled by members of one or more Family Branches; or (ii) which owns (or will own) Class B Shares and members of one or more Family Branches collectively possess (or will possess) the power to direct the exercise of its voting power as a holder of Class B Shares.

Section 8. Trust Transfers and Others Deemed to Be Offers. Notwithstanding anything to the contrary herein: (a) if any Class B Shares owned by a trust are transferred to anyone other than a Permitted Transferee of the creator of such trust pursuant to the terms of such trust, whether by action of the trustee(s) thereof, upon termination of such trust, by power of appointment or otherwise, such Class B Shares shall be deemed to be offered for sale pursuant to Section 3 hereof; and (b) any attempted gift, bequest or other transfer of Class B Shares occurring by reason of a Shareholder’s death to anyone other than a Permitted Transferee of the donor/decedent Shareholder shall be deemed to be offered for sale pursuant to Section 3 hereof.

Section 9. Noncomplying Transfers Deemed Offers. Any purported transfer of Class B Shares made to anyone other than a Permitted Transferee without compliance with this Agreement, whether by operation of law, court or administrative order, divorce settlement or decree, or otherwise, shall be deemed to be offered for sale pursuant to Section 3, and the date of the First Notice shall be determined by the general partners of RMS.

Section 10. Blackout Periods. No agreement for the transfer (other than by gift for no consideration) of Offered Shares or for disposition of Class B Shares pursuant to Section 7 shall occur, and no First Notice shall be issued, during a period when the transferring Shareholder possesses material nonpublic information concerning the Company. In addition, any such transferring Shareholder who is also a director, office or other employee of the Company may transfer Class B Shares only in compliance with the trading policies of the Company that are in effect at the time of a proposed disposition.

Section 11. Notice Regarding Class A Common Shares of the Company. In the event any Shareholder intends to sell ten thousand or more of such Shareholder’s Class A Common Shares of the Company during one calendar month, such Shareholder shall provide written notice of such intention to Management Co.

Section 12. Voting Proxies; Extensions.

(a) Each Shareholder does hereby irrevocably appoint the person (or persons) who, from time to time, serves as general partner of said Shareholder’s Family Branch pursuant to Section 4.5(a) of the above-described RMS, Limited Partnership agreement (such person or persons a “General Partner Representative”) as said Shareholder’s attorney-in-fact and proxy to vote said Shareholder’s Class B Shares at any special or annual meeting of the Company’s shareholders, or to execute proxies, consents or authorizations to vote such Class B Shares on any matter presented at such a special or annual meeting.

(b) The voting power of a Family Branch’s General Partner Representatives (if there are more than one) may not be divided or apportioned but must be voted together as a whole. If such General Partner Representatives are unable to agree on how to vote the full voting power of the Class B Shares available to that Branch, then that Branch’s voting power shall be reallocated among and voted by the General Partner Representatives of the other Family Branches, in the proportion that such Branch’s holdings of Class B Shares bears to the aggregate holdings of all such Family Branches Class B Shares that are subject to this Agreement.

(c) The undersigned intend that their respective Class B Shares be voted in a manner that approximates as closely as practicable the Family Branch voting arrangement currently contained in the above-described RMS, Limited Partnership agreement. Accordingly, if such limited partnership agreement is amended in the future to alter that voting arrangement then the undersigned agree to modify this Agreement (in accordance with Section 17 hereof) to correspond, as closely as practicable, to any such amendment.

(d) It is the intention of the Shareholders that this Section 12 comply with Ohio Revised Code Section 1701.49. Accordingly: (i) this Section 12 shall be effective for a period of ten years commencing on the effective date of this Agreement, and (ii) at any time within two years prior to the end of such ten-year period, any or all of the Shareholders may extend, by written instrument, the duration of this Section 12 for an additional ten-year period, and thereafter for as many additional periods, each not to exceed ten years, a they may desire, so long as each such additional extension is effected within the two years prior to the most recent ten-year period. No Shareholder will be bound by any such extension if he or she has not executed such written extension.

Section 13. Disclosure Waiver. Each Shareholder acknowledges and agrees that no party hereto shall have any duty or obligation to disclose affirmatively to any other party hereto, and no party hereto shall have any right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with any purchase, sale, conversion or other disposition of Shares pursuant to this Agreement.

Section 14. Specific Performance. The parties agree that irrevocable damage will result to each of them in the event that this Agreement is not specifically enforced. Therefore it is agreed that the rights to, or obligations of, purchase and sale of Class B Shares hereunder may be enforced in a court of equity or other tribunal with jurisdiction by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies that any party may have under this Agreement or otherwise.

Section 15. Legend; Transfer.

(a) Transfer. Each Shareholder agrees that the following legend shall be made explicit in any document agreeing to transfer, instructing a transfer agent, or representing the ownership of the Class B Shares to be distributed by RMS at the time of this Agreement and any other Class B Shares that may in the future be subject to the terms and conditions of this Agreement:

“The shares of Class B Common Shares represented hereby may not be sold, transferred, distributed, pledged, hypothecated, mortgaged, donated, assigned, appointed or otherwise disposed of or encumbered, whether voluntarily or involuntarily, or converted into Class A Common Shares, or voted, except in accordance with the provisions of the Ratner, Miller, Shafran Shareholders Agreement, a copy of which is on file at the principal office of the Company.”

(b) Transfer or Conversion Must Comply with Agreement. The Shareholders agree that no purported transfer or conversion of Shares shall be valid, nor shall any such transfer or conversion be recorded on the stock books of the Company or be recognized by the Company, unless all the terms and conditions of this Agreement have been complied with first and the Company has or is furnished with proper evidence of such compliance.

Section 16. Irrevocability. Each party hereto agrees that his, her or its execution and delivery of this Agreement may not be withdrawn and that this Agreement shall be irrevocable, and shall not be amended except pursuant to Section 17 hereof.

Section 17. Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be amended except in a writing signed by parties to this Agreement who are the holders of at least 80% of the Class B Shares that are subject to this Agreement owned by all parties to this Agreement at the time it is to be amended.

Section 18. Miscellaneous.

(a) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

(c) Execution. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 19. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all rights and obligations of the parties hereto shall be enforceable to the fullest extent permitted.

Section 20. Notices. All notices required to be given under the terms of this Agreement or that any of the parties desires to give hereunder shall be in writing and sent by electronic mail, facsimile or overnight delivery via Federal Express or similar service, addressed to the appropriate Shareholder at such Shareholder’s most current address as maintained by Management Co. with a copy of such notice sent by the same means to:

RMS Investment Group, LLC

50 Public Square

1600 Terminal Tower

Cleveland, Ohio 44113

Attention: Robert Gephart

IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

LIMITED PARTNERS OF RMS, LTD

and SHAREHOLDERS OF THIS AGREEMENT:

Albert Ratner Trust Agreement dated August 17, 1985, as

amended and restated

Brian J. Ratner Trust Agreement dated August 18, 1986,

Revocation and Re-Creation of Trust and Restatement dated

February 3, 2005, as amended and restated

Max Ratner 1988 Grandchildren’s Trust Agreement dated

December 21, 1988 FBO Daniel G. Ratner

Max Ratner 1988 Grandchildren’s Trust Agreement dated

December 21, 1988 FBO Daniel E. Ratner

Max Ratner 1988 Grandchildren’s Trust Agreement dated

December 21, 1988 FBO Matthew Ratner

Max Ratner 1988 Grandchildren’s Trust Agreement dated

December 21, 1988 FBO Sarah Ratner

Mark Ratner 1986 Family Trust Agreement dated December 18,

1986 FBO Daniel E. Ratner

Mark Ratner 1989 Irrevocable Trust Agreement dated May 9, 1989

FBO Daniel E. Ratner

Signing as Trustee of the above Trusts:

/s/ Albert Ratner
Albert Ratner, Trustee, a shareholder

Deborah Ratner Salzberg Revocable Trust Agreement dated

February 9, 1987, as amended and restated

Albert B. Ratner 1989 Grandchildren’s Trust Agreement dated

June 12, 1989 FBO Anna Salzberg

Albert B. Ratner 1989 Grandchildren’s Trust Agreement dated

June 12, 1989 FBO Eric Salzberg

Trust Agreement of Anna Salzberg dated September 30, 2009

Max Ratner Family 1999 Irrevocable Trust Agreement dated

December 28, 1999 FBO Adam Ratner

Abraham Miller 2012 Family Trust Agreement dated December

21, 2012 FBO Max Miller

Abraham Miller 2012 Family Trust Agreement dated December

21, 2012 FBO Jacob Miller

Signing as Trustee of the above Trusts:

/s/ Deborah Ratner Salzberg
Deborah Ratner Salzberg, Trustee, a shareholder

Emily F. Ratner Revocable Trust Agreement dated August 15,

2007

/s/ Emily Ratner
Emily Ratner, Co-Trustee, a shareholder

/s/ Tawny Ratner
Tawny Ratner, Co-Trustee, a shareholder

Trust Agreement of Anna Salzberg dated September 30, 2009

/s/ Anna Salzberg
Anna Salzberg, Trustee, a shareholder

Brian J. Ratner Trust Agreement dated August 18, 1986,

Revocation and Re-Creation of Trust and Restatement dated

February 3, 2005, as amended and restated

Albert B. Ratner 1986 Grandchildren’s Trust Agreement dated

December 29, 1986 FBO David Ratner

Albert B. Ratner 1989 Grandchildren’s Trust Agreement dated

June 12, 1989 FBO David Ratner

Albert B. Ratner 1989 Grandchildren’s Trust Agreement dated

June 12, 1989 FBO Emily Ratner

David J. Ratner Trust Agreement dated May 4, 2008

Max Ratner Family 1999 Irrevocable Trust Agreement dated

December 28, 1999 FBO Adam Ratner

Signing as Trustee of the above Trusts:

/s/ Brian Ratner
Brian Ratner, Trustee, a shareholder

David J. Ratner Trust Agreement dated May 4, 2008

/s/ David J. Ratner
David J. Ratner, Trustee, a shareholder

Max Ratner 1986 Family Trust Agreement dated December 18,

1986 FBO Adam Ratner

Max Ratner 1988 Grandchildren’s Trust Agreement dated

December 21, 1988 FBO Matthew Ratner

Max Ratner 1988 Grandchildren’s Trust Agreement dated

December 21, 1988 FBO Sarah Ratner

Mark Ratner Trust Agreement dated December 5, 1983 FBO

Daniel E. Ratner

Stacy Ratner 1994 Trust Agreement dated March 26, 1994, as

amended and restated

Daniel E. Ratner 1994 Trust Agreement dated March 26, 1994

James Ratner Trust Agreement dated December 5, 1983 FBO

Austin G. Ratner

Daniel G. Ratner Revocable Trust Agreement dated July 29, 1993,

as amended and restated

Signing as Trustee of the above Trusts:

/s/ Charles A. Ratner
Charles A. Ratner, Trustee, a shareholder

Kevin Ratner 1986 Trust Agreement dated December 18, 1986, as amended and restated

/s/ Kevin Ratner
Kevin Ratner, Trustee, a shareholder

Rachel Ratner 1988 Trust Agreement dated November 26, 1988

/s/ Rachel Ratner
Rachel Ratner, Trustee, a shareholder

Max Ratner 1986 Family Trust Agreement dated December 18,

1986 FBO Adam Ratner

Max Ratner 1986 Family Trust Agreement dated December 18,

1986 FBO Sarah Ratner

Max Ratner 1988 Grandchildren’s Trust Agreement dated

December 21, 1988 FBO Daniel E. Ratner

Stacy Ratner 1994 Trust Agreement dated March 26, 1994, as

amended and restated

Daniel E. Ratner 1994 Trust Agreement dated March 26, 1994

Albert B. Ratner 1989 Grandchildren’s Trust Agreement dated

June 12, 1989 FBO David Ratner

Albert B. Ratner 1989 Grandchildren’s Trust Agreement dated

June 12, 1989 FBO Emily Ratner

Albert B. Ratner 1989 Grandchildren’s Trust Agreement dated

June 12, 1989 FBO Anna Salzberg

Albert B. Ratner 1989 Grandchildren’s Trust Agreement dated

June 12, 1989 FBO Eric Salzberg

Signing as Trustee of the above Trusts:

/s/ James Ratner
James Ratner, Trustee, a shareholder

Austin G. Ratner 1992 Trust Agreement dated January 5, 1992, as amended and restated

/s/ Austin G. Ratner
Austin G. Ratner, Trustee, a shareholder

Daniel G. Ratner Revocable Trust Agreement dated July 29, 1993,

as amended and restated

/s/ Daniel G. Ratner
Daniel G. Ratner, Trustee, a shareholder

Max Ratner 1988 Grandchildren’s Trust Agreement dated

December 21, 1988 FBO Daniel G. Ratner

Kevin Ratner 1986 Trust Agreement dated December 18, 1986, as amended and restated

Rachel Ratner 1988 Trust Agreement dated November 26, 1988

Jonathan Ratner 1992 Trust Agreement dated January 2, 1992

Mark Ratner Trust Agreement dated December 5, 1983 FBO

Daniel E. Ratner

James Ratner Revocable Trust Agreement dated December 4,

1981, as amended and restated

James Ratner Trust Agreement dated December 5, 1983 FBO

Austin G. Ratner

Signing as Trustee of the above Trusts:

/s/ Ronald A. Ratner
Ronald A. Ratner, Trustee, a shareholder

/s/ Sam Miller
Sam Miller, Trustee, a shareholder

Trust Agreement of Jacob Andrew Miller dated March 12, 2010

Ruth Miller 1989 Grandchildren’s Trust Agreement dated

December 5, 1989 FBO Jacob Miller

Ruth Miller 1989 Grandchildren’s Trust Agreement dated

December 1, 1989 FBO Max Miller

Ruth Miller 1989 Grandchildren’s Trust Agreement dated

December 1, 1989 FBO Elena Miller

Ruth Miller 1995 Irrevocable Trust Agreement dated December

28, 1995 FBO Elena Miller

Signing as Trustee of the above Trusts:

/s/ Abraham Miller
Abraham Miller, Trustee, a shareholder

Trust Agreement of Jacob Andrew Miller dated March 12, 2010

/s/ Jacob Miller
Jacob Miller, Trustee, a shareholder

/s/ Max Miller
Max Miller, a shareholder

Gabrielle Miller Trust Agreement dated November 29, 1985, as amended and restated

Ruth Miller GST Exempt Trust Agreement dated July 5, 1985

FBO Richard Miller

Ruth Miller 1989 Grandchildren’s Trust Agreement dated

December 1, 1989 FBO Caroline Miller

Ruth Miller 1989 Grandchildren’s Trust Agreement dated

December 1, 1989 FBO Eli Miller

Ruth Miller 1989 Grandchildren’s Trust Agreement dated

December 1, 1989 FBO Pesha Miller

Signing as Trustee of the above Trusts:

/s/ Richard Miller
Richard Miller, Trustee, a shareholder

Ruth Miller GST Exempt Trust Agreement dated July 5, 1985

FBO Gabrielle Miller

Ruth Miller 1995 Irrevocable Trust Agreement dated December 28,

1995 FBO Elena Miller

Signing as Trustee of the above Trusts:

/s/ Gabrielle Miller
Gabrielle Miller, Trustee, a shareholder

Ruth Miller 1989 Grandchildren’s Trust Agreement dated

December 1, 1989 FBO Elena Miller

/s/ Aaron Miller
Aaron Miller, Trustee, a shareholder

Abraham Miller 2009 Irrevocable Trust Agreement dated

December 28, 2009

/s/ Bruce Geier
Bruce Geier, Trustee, a shareholder

The Berimore Company, P.L.L.

/s/ Joan K. Shafran

Joan K. Shafran, its Executive Managing Partner, a shareholder